EXHIBIT 99.1

FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER RESULTS

Launched a $950 Million Development/Repositioning Joint Venture with the
California State Teachers’ Retirement System (CalSTRS)

•	Funds From Operations (FFO) of $0.80 Per Share/Unit at High End of Guidance

•	Improved Occupancy to 90.8 Percent, Eighth Consecutive Quarterly Increase

•	Leased a Record 7.9 Million Square Feet in the Quarter

•	Retained Tenants in 85.8 Percent of Square Footage Up For Renewal

•	Generated Net Economic Gains of $20.1 Million

•	Entered Northern California and Southern Florida Markets

CHICAGO, April 27, 2005 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended March 31, 2005. Diluted net income available to common stockholders per share (EPS) was $0.33, compared to $0.57 for the first quarter of 2004. Net income available to common stockholders in the quarter was $14.1 million, compared to $23.0 million for first quarter in 2004.

“Our results for the quarter were at the high end of our expectations and we are well on track to meet our full-year guidance for earnings and funds from operations,” said Mike Brennan, president and chief executive officer. “Our strategy of providing broad solutions to Corporate America has been significantly enhanced by the launch of our new development/repositioning joint venture with CalSTRS during the first quarter, which provides an additional source of recurring revenue to fuel our growth.”

The highlights of the Company’s results are presented below:

Portfolio Performance

•	Leased a record 7.9 million square feet during the quarter.

•	Increased occupancy to 90.8%, up from 90.1% at year end 2004 and 88.5% at March 31, 2004.

•	Retained tenants in 85.8% of square footage up for renewal during the quarter.

•	Same property net operating income (NOI) increased 0.9% for the quarter.

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First Quarter Investment Statistics

•	For the quarter, acquisitions (excluding land) and developments placed in service totaled $109.7 million. This was comprised of $86.4 million of property acquisitions, encompassing 3.0 million square feet, at a stabilized weighted average 9.9% capitalization (cap) rate; and $23.3 million of new developments, encompassing 0.8 million square feet, with an expected weighted average first-year stabilized yield of approximately 8.7%.

•	For the quarter, the Company sold $129.2 million of property (excluding land) at a weighted average 8.1% cap rate and a weighted average 51.8% unleveraged internal rate of return (IRR).

•	For the quarter, the Company sold $29.0 million of land and acquired $5.0 million of land.

•	For the quarter, net economic gains were $20.1 million, comprised of $9.1 million from merchant sales, $7.1 million from land sales and $3.9 million from existing property sales.

•	Development under construction at the end of the quarter stood at $176.5 million, and was 63 percent leased.

“The combination of our new development/repositioning joint venture, our existing net lease joint venture, and the financial resources of our strong balance sheet, enables us to provide complete industrial real estate solutions on a large scale,” said Johannson Yap, chief investment officer.

Solid Financial Position

•	Fixed-charge coverage improved to 2.7 times and interest coverage was 3.0 times.

•	96.3% of the Company’s real estate assets are unencumbered by mortgages.

•	The weighted average maturity of permanent debt at the end of the quarter was 9.1 years, one of the longest in the REIT industry.

•	100% of the Company’s permanent debt is fixed rate.

“We are very excited about teaming up with an exceptional partner such as CalSTRS, one of the largest public pension funds in the United States,” said Mike Havala, chief financial officer. “This venture provides us with a significant amount of new capital which furthers our efforts to provide comprehensive industrial real estate solutions to Corporate America. This enhances our ability to grow all three of our income streams: net operating income, fees and promotes from joint ventures, and investment gains.”

Supplemental Reporting Measure

First quarter FFO per share/unit on a diluted basis was $0.80, compared to $0.81 per share/unit on a diluted basis for the same quarter in 2004. First quarter FFO increased 3.2 percent to $39.1 million, compared to $37.9 million for the first quarter in 2004. First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.

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Outlook for 2005

Brennan stated, “The outlook for improving demand for industrial space remains positive, driven by the same factors we have noted in recent quarters; increasing plant utilization, corporate profits and capital spending.

“We are maintaining our guidance for full-year 2005 FFO per share/unit at $3.40 to $3.60, and full-year 2005 EPS of between $1.60 and $1.80. This estimate assumes same property NOI growth of 1% to 3% in 2005. Sales volume in 2005 is assumed to be approximately $550 million to $650 million with an 8.0% to 9.0% average cap rate, with book gains from property sales/fees of between $105 million and $115 million. Investment volume assumptions for 2005, which include both new developments and acquisitions, are assumed to be approximately $600 million to $700 million with an 8.5% to 9.5% average cap rate. Our assumption for net economic gains for 2005 is between $80 million and $90 million. Our estimate for second quarter 2005 FFO per share/unit is in the range of $0.80 to $0.90.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	2Q 2005	2Q 2005	Guidance for 2005	Guidance for 2005
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.35	$0.45	$1.60	$1.80
Add: Real Estate Depreciation/Amortization	0.57	0.57	2.30	2.30
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.12)	(0.12)	(0.50)	(0.50)

FFO	$0.80	$0.90	$3.40	$3.60

Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2005. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure – with its offensive and defensive characteristics – will continue to support our efforts and prove its value.”

First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development 85 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

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A schedule of selected financial information is attached.

First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. Central time, 12:00 p.m. Eastern time, on Thursday, April 28, 2005. The call-in number is (800) 865-4460 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. Replay will also be available on the web site.

The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Mike Daly
Director, Investor Relations and Corporate Communications
312-344-4320

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
		Restated (e)
	March 31,	March 31,
	2005	2004
Statement of Operations and Other Data:
Total Revenues	$87,986	$77,769
Property Expenses	(30,988)	(26,780)
General & Administrative Expense	(11,922)	(7,223)
Amortization of Deferred Financing Costs	(509)	(446)
Depreciation of Corporate F,F&E	(320)	(319)
Depreciation and Amortization of Real Estate	(27,516)	(20,491)

Total Expenses	(71,255)	(55,259)
Interest Income	389	712
Interest Expense	(25,975)	(23,698)
Mark-to-Market of Interest Rate Protection Agreement (a)	941	—

Loss from Continuing Operations Before Income Tax Benefit, Equity in Net (Loss) Income of Joint Ventures and Income Allocated to Minority Interest	(7,914)	(476)

Income Tax Benefit	1,656	888
Equity in Net (Loss) Income of Joint Ventures (b)	(122)	245
Minority Interest Allocable to Continuing Operations	1,127	613

(Loss) Income from Continuing Operations	(5,253)	1,270

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $13,496 and $27,211 for the Three Months Ended March 31, 2005 and 2004, respectively (c))	14,504	31,351
Provision for Income Taxes Allocable to Discontinued Operations (Including $3,202 and $2,168 allocable to Gain on Sale of Real Estate for the Three Months Ended March 31, 2005 and 2004, respectively)	(3,539)	(2,638)
Minority Interest Allocable to Discontinued Operations (c)	(1,439)	(4,100)

Income Before Gain on Sale of Real Estate	4,273	25,883

Gain on Sale of Real Estate	21,484	3,246
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(7,537)	(730)
Minority Interest Allocable to Gain on Sale of Real Estate	(1,830)	(359)

Net Income	16,390	28,040

Preferred Dividends	(2,310)	(5,044)

Net Income Available to Common Stockholders	$14,080	$22,996

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$14,080	$22,996

Add: Depreciation and Amortization of Real Estate	27,516	20,491
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	458	2,008
Add: Income Allocated to Minority Interest	2,142	3,846
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	335	433
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(5,424)	(11,827)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	—	(5)

Funds From Operations (“FFO”) (d)	$39,107	$37,942

Add: Restricted Stock Amortization	1,890	1,404
Add: Amortization of Deferred Financing Costs	509	446
Add: Depreciation of Corporate F,F&E	320	319
Less: Non-Incremental Capital Expenditures	(10,583)	(7,218)
Less: Straight-Line Rent	(2,250)	(1,696)

Funds Available for Distribution (“FAD”) (d)	$28,993	$31,197

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
		Restated (e)
	March 31,	March 31,
	2005	2004
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$14,080	$22,996

Add: Interest Expense	25,975	23,698
Add: Depreciation and Amortization of Real Estate	27,516	20,491
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	458	2,008
Add: Preferred Dividends	2,310	5,044
Add: Provision for Income Taxes / Income Tax Benefit	9,420	2,480
Add: Income Allocated to Minority Interest	2,142	3,846
Add: Amortization of Deferred Financing Costs	509	446
Add: Depreciation of Corporate F,F&E	320	319
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	335	433
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	—	(5)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(5,424)	(11,827)

EBITDA (d)	$77,641	$69,929

Add: General and Administrative Expense	11,922	7,223
Less: Net Economic Gains	(20,136)	(16,150)
Less: Provision for Income Taxes / Income Tax Benefit	(9,420)	(2,480)
Less: Equity in FFO of Joint Ventures (b)	(213)	(673)

Net Operating Income (“NOI”) (d)	$59,794	$57,849

Weighted Avg. Number of Shares/Units Outstanding- Basic	48,625	46,229
Weighted Avg. Number of Shares/Units Outstanding- Diluted	48,934	46,694
Weighted Avg. Number of Shares Outstanding- Basic	42,158	39,530
Weighted Avg. Number of Shares Outstanding- Diluted	42,466	39,995

Per Share/Unit Data:
FFO :
- Basic	$0.80	$0.82
- Diluted	$0.80	$0.81
Income (Loss) from Continuing Operations Less Preferred Stock Dividends Per Weighted Average Common Share Outstanding:
- Basic	$0.11	$(0.04)
- Diluted	$0.11	$(0.04)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic	$0.33	$0.58
- Diluted	$0.33	$0.57
Dividends/Distributions	$0.6950	$0.6850

FFO Payout Ratio	86.4%	83.5%
FAD Payout Ratio	116.6%	101.5%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,867,216	$2,723,952
Real Estate Held For Sale, Net	49,926	6,217
Total Assets	2,709,506	2,629,787
Debt	1,569,813	1,419,444
Total Liabilities	1,724,831	1,549,390
Stockholders’ Equity and Minority Interest	$984,675	$1,080,397

Property Data (end of period):
Total In-Service Properties	848	825
Total Gross Leasable Area (in sq ft)	63,554,316	58,533,396
Occupancy	90.8%	88.5%

a)	Represents the mark to market of an interest rate protection agreement used to hedge a prospective transaction that doesn’t qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that were classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus preferred stock redemption costs, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

e)	In first quarter 2004, the Company classified its entire tax provision to income from discontinued operations. Based on a review of its presentation of income taxes under FAS 109, the Company has reconsidered such presentation and determined that the Company’s income tax provision should be allocated between income from continuing operations, income from discontinued operations and gain on sale of real estate. This reclassification does not impact net income available to common stockholders or FFO.